                                                                   EXHIBIT 10.23


                          STRATEGIC PARTNER AGREEMENT
1.   PARTIES
- ------------

James Anthony Computing Ltd., of 599 Maxted Road, Hemel Hempstead, Rerts, HP2 7DX, England ("JAC") hereby agrees with Sequoia Systems, Inc., with its main office address at 400 Nickerson Road, Marlborough, MA 01752, hereafter called "STRATEGIC PARTNER", as follows:

2.   DEFINITIONS
- ----------------

(a) BUSINESS PLAN OR PLAN. A plan setting forth the sales forecasts and agreed upon marketing expenditure of STRATEGIC PARTNER for the thirty-six (36) months following the execution of this Agreement and attached hereto as part of Attachment Two (2).

(b) DELIVERY DATE. The date the Authorisation Key(s) are provided to STRATEGIC PARTNER.

(c) DELIVERY PERIOD. The period beginning on the Effective Date and ending on the ninetieth day following the last day of the Ordering Period.

(d) DISCOUNT. The percentage(s) set forth in Schedule A that STRATEGIC PARTNER may earn for Orders submitted during the Ordering Period for Delivery before the end of the Delivery Period.

(e) DOLLAR VOLUME. The cumulative US dollar amount ordered under this Agreement. Such amount will be the accumulative total of discounted Orders based upon JAC's then current published commercial list prices at the time JAC accepts the Order therefor.

(f) EFFECTIVE DATE. The date this Agreement is accepted by an authorised official of JAC and shall be the date set forth following the signature of such official in clause 23 hereof.

(g) LICENSED SOFTWARE. JAC's family of proprietary computer programs known as jBASE, which are licensed to STRATEGIC PARTNER pursuant to the terms and conditions of this Agreement as it may be amended by other agreements between the parties. Unless otherwise specifically stated, no Licensed Software shall be furnished to STRATEGIC PARTNER except in machine readable form (i.e., Object
Code). Licensed Software may either be of operating systems or applications programs.

(h) ORDER. The Order is a purchase order that sets out the Products being ordered by STRATEGIC PARTNER, the list price thereof and the Discount that STRATEGIC PARTNER believes applicable thereto. Each Order form shall specifically incorporate this Agreement by reference.

(i) ORDERING PERIOD. The Ordering Period begins on the Effective Date of this Agreement and terminates on June 30, 1999.

(j) PRODUCT. Products include Licensed Software offered for sub-license hereunder by JAC.

(k) STRATEGIC PARTNER Qualification. The minimum requirements to be met in order to retain STRATEGIC PARTNER status and Discounts mentioned in this Agreement as detailed under Schedule A and Attachment Two (2).

(I) AUTHORISATION KEY(S). This is the sequence of numbers and letters issued by JAC in order to authorise and validate the licensing of JAC Licensed Software. JAC Licensed Software is considered unlicensed until the Authorisation Key is installed on the end-user's computer.

(m) SYSTEM. Combination of JAC's Licensed Software, hardware, software and/or services developed or supplied by STRATEGIC PARTNER or VAR as required by this Agreement for the use of a third party.

(n) VAR. An organisation appointed by STRATEGIC PARTNER to add substantial software, hardware or service value and distribute JAC Products delivered by STRATEGIC PARTNER.

(o)  LICENSE FEES. The license fees specified in Schedule A.

3.   WARRANTIES AND RESPONSIBILITIES
     -------------------------------

(a) EXPERIENCE. STRATEGIC PARTNER hereby certifies that it is an experienced user of computer products, will become fully familiar with JAC's Products, and shall assume full responsibility for the marketing of these Products, will provide support for JAC Products sub-licensed by STRATEGIC PARTNER and shall require no substantial assistance from JAC in conducting business other than providing bug fixes, new product revisions and the like. JAC hereby certifies that it is an experienced user of computer products and is able to support and assist STRATEGIC PARTNER with regard to marketing and supporting JAC Products.

(b) THIRD PARTY CUSTOMERS. STRATEGIC PARTNER agrees that it shall purchase the Products under this Agreement for incorporation into Systems that STRATEGIC PARTNER, in the regular course of business, will either

     (i)    re-market to an unaffiliated third party end user or
     (ii) re-market to the VAR's of STRATEGIC PARTNER who will further re-market such systems to unaffiliated third party users.

(c) VALUE TO HE ADDED. STRATEGIC PARTNER will ensure that VAR's to whom JAC Licensed Software is provided shall incorporate such Licensed Software into Systems consisting of a substantial amount of other software, hardware or service that VAR manufactures, develops or provides ("Added Value") and which VAR sells or leases to an end-user in the regular course of business. This Added Value must represent a significant functional and value enhancement to the JAC Products that VAR furnishes to end users. If VAR's Added Value consists of software, it must be intended to solve the end user's major application need for the System being purchased.

(d) STRATEGIC PARTNER Use. STRATEGIC PARTNER may use an incidental quantity of its purchased Products for STRATEGIC PARTNER'S own internal purposes.

(e) INDEPENDENT CONTRACTOR. STRATEGIC PARTNER hereby certifies that it is an independent contractor and not the agent or legal representative of JAC, and that any representation made or agreement executed by STRATEGIC PARTNER shall be STRATEGIC PARTNER'S sole responsibility.

(f) INFORMATION FOR JAC. STRATEGIC PARTNER shall promptly provide such written information as JAC may from time to time request relating to;

     (i) the functional and value enhancements to the Systems marketed by STRATEGIC PARTNER and/or its VAR's and/or;

     (ii) STRATEGIC PARTNER's commercial best efforts to perform its Business Plan. STRATEGIC PARTNER shall also require its VAR's to provide such information to STRATEGIC PARTNER to assure compliance with this Clause 3(f).

(g) FIRST TIME USER COMMITMENT. JAC is providing STRATEGIC PARTNER with a financial incentive in the form of a Discount.

     (i) in order to develop a market for its Products in areas where JAC is not selling directly on any large scale; and

     (ii) in reliance on the ability of STRATEGIC PARTNER and its VAR's to sell and support Systems in accordance with STRATEGIC PARTNER'S Business Plan set forth in Attachment Two (2), for use by new end users.

Therefore STRATEGIC PARTNER warrants as follows:

     (iii) STRATEGIC PARTNER shall perform its primary sales responsibility, which is to promote and license the Licensed Software covered by this Agreement to first time end users and to end users who have not obtained JAC Products directly from JAC and shall require its VAR's to do likewise. Additional licenses and products sold pursuant to this Agreement by STRATEGIC PARTNER or its VAR's to such end users shall also qualify for the Discount.

     (iv) All other Orders shall be discounted on a single transaction (non-cumulative) basis in accordance with JAC's end user discount schedule current at the time of order acceptance, except as may otherwise be authorised by JAC in writing. JAC will adjust any Discount necessary to insure conformity with this Clause 3(g)(iv), and STRATEGIC PARTNER shall pay any resulting adjustment promptly upon receipt of the invoice therefor;

     (v)    STRATEGIC PARTNER and/or its VAR's shall

            (A) employ, train, and maintain sufficient personnel with technical and sales experience to demonstrate, sell, and support the Systems and those JAC Products purchased or licensed under this Agreement; and

            (B) maintain commercial best efforts to perform in accordance with STRATEGIC PARTNER'S Business Plan.

(h) APPOINTMENT. STRATEGIC PARTNER'S Non-exclusive Area of Responsibility within which it sales efforts should be directed shall be set forth in schedule A of this Agreement. JAC reserves the right to market and solicit sales directly, through other distributors, and through any other channel of distribution at any time and from time to time inside and outside STRATEGIC PARTNER'S Area of Non-exclusive Responsibility or otherwise, as in JAC's sole judgement JAC deems desirable.

(i) BEST EFFORTS. Each of JAC and STRATEGIC PARTNER shall at all times during the term of this Agreement use its commercial best efforts in the promotion and licensing of JAC's Licensed Software consistent with good business practices and ethics, and in a manner that will reflect favourably on JAC Products and on the good will and reputation of JAC and STRATEGIC PARTNER

(j) CONDUCT. Both STRATEGIC PARTNER and JAC hereby shall at all times refrain from engaging in any illegal, unfair or deceptive trade practices or unethical business practices whatsoever, whether in respect of JAC products or otherwise.

(k) MARKETING AND DESCRIPTION OF JAC LICENSED SOFTWARE. STRATEGIC PARTNER and STRATEGIC PARTNER'S VAR's agree to describe JAC's Licensed Software as described by JAC and not to represent that JAC Licensed Software is other than as described in JAC's published specifications. JAC take no responsibility or liability whatsoever for actions resulting from such misrepresentation. Prior to distribution to other parties, STRATEGIC PARTNER will provide JAC with a copy of any marketing or sales brochure or other literature intended to enhance sales or market coverage of JAC Licensed Software.

(l) WARRANTY AND LIMITATION OF WARRANTY. JAC warrants to STRATEGIC PARTNER that it is free to enter into this Agreement and has unencumbered title to the Licensed Software and that the Licensed Software when installed will conform to its then current published specification for the computer systems to be sold by STRATEGIC PARTNER in conjunction with this Agreement. In the event that the Licensed Software does not so conform and STRATEGIC PARTNER notifies JAC within ninety (90) days from the date of delivery of such computer system to an end-user, JAC shall at its option, with reasonable promptness either correct the defect or replace the Licensed Software with a conforming copy without charge provided, however, that:

     i) STRATEGIC PARTNER shall identify and notify JAC of any errors discovered during such ninety (90) day period;

     ii) STRATEGIC PARTNER must provide JAC access to the system, such as via a dial-up modem, as may reasonably be required;

     iii) The error so identified can be reproduced on properly functioning equipment at STRATEGIC PARTNER'S and JAC's principal place of business;

     iv) The error is not due to a modification and/or combination of the Licensed Software with programs not supplied hereunder; and

     v) STRATEGIC PARTNER will install the latest release of the Licensed Software on its computer system within ninety (90) days of issuance and the written notification to STRATEGIC PARTNER of its availability.

m) THE WARRANTIES CONTAINED HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, AS TO THE LICENSED SOFTWARE OR ITS USE OR PERFORMANCE INCLUDING BUT NOT LIMITED TO ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR USE AND FITNESS FOR A PARTICULAR PURPOSE SAVE FOR ANY PURPOSE OUTLINED IN THE JAC PRODUCT SPECIFICATIONS OR TECHNICAL MANUALS. EXCEPT AS PROVIDED BY CLAUSE 13 REGARDING INFRINGEMENTS, STRATEGIC PARTNER HEREBY WAIVES ANY CLAIM IT MAY HAVE AGAINST JAC FOR ANY LOSS, DAMAGE, OR EXPENSE OF ANY KIND WHATSOEVER CAUSED BY THE LICENSED SOFTWARE OR BY ANY DEFECT THEREIN, THE USE OR MAINTENANCE THEREOF, OR ANY SERVICING OR ADJUSTMENT THERETO, NOT EXPRESSLY COVERED BY THE WARRANTIES CONTAINED HEREIN.

(n) ONLY TO STRATEGIC PARTNER Except as contemplated by Clause 3(o), infra, the foregoing warranties are for the benefit and apply only to STRATEGIC PARTNER. These warranties do not apply to the extent that the defect arises out of accident, neglect, misuse, failure of electric power, or other causes beyond JAC's control, or results from use other than in accordance with the Products' published specifications.

(o) STRATEGIC PARTNER agrees to include the following statement in each agreement by which it licenses JAC Products to VAR's or end users and to require its VAR's to do the same in a conspicuous manner:

"JAC WARRANTS THAT UNMODIFIED JAC LICENSED SOFTWARE WILL CONFORM TO ITS THEN PUBLISHED SPECIFICATION FOR 90 DAYS FROM DATE OF INSTALLATION OF SUCH SOFTWARE. ALL WARRANTY CLAIMS MUST BE SUBMITTED TO [insert name of STRATEGIC PARTNER or VAR]. JAC MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND SPECIFICALLY EXCLUDES THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO STRATEGIC PARTNER, VAR, OR ANY OTHER PARTY HAS ANY AUTHORITY TO MAKE ANY OTHER REPRESENTATION ON BEHALF OF JAC OR OTHERWISE TO BIND JAC. IN NO EVENT SHALL JAC BE LIABLE TO ANYONE FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, WHETHER RELATED TO WARRANTY OR ANY OTHER CLAIM."

4.   DISCOUNTS
- --------------

STRATEGIC PARTNER will receive the applicable Discount, as specified in Schedule A, for all Products licensed and accepted by STRATEGIC PARTNER pursuant to the terms and conditions of this Agreement.

5.   ORDERS
- -----------

In addition to the requirements set forth in Clause 2(k) supra defining the word "Order," each Order is subject to the following additional conditions:

(a)  PERMITTED DATES. It must specify delivery dates within the Delivery Period.

(b) MINIMUM ORDER. JAC reserve the right to charge a nominal administrative fee for orders of less than $1,000 (One Thousand US Dollars).

(c) ELECTRONIC ORDERS. Facsimile and/or direct electronic orders may, upon mutual agreement, be placed under this Agreement. Such Orders must contain information in a suitable format, as well as an authorised electronic "signature" and password in accordance with the currently prevailing applicable JAC policy for Electronic Orders. All Orders received electronically that meet the currently prevailing criteria at the time of receipt will be considered valid Orders and subject to all the terms and conditions of this Agreement.

(d) CHANGES TO PRODUCTS. JAC shall have the right to change the design and/or specifications of JAC Licensed Software at any time upon at least sixty (60) days prior written notice to STRATEGIC PARTNER. JAC shall have the right to decrease the number of JAC Licensed Software available for purchase or license hereunder or to discontinue the sale or availability of any or all such JAC Products without liability to STRATEGIC PARTNER upon one hundred twenty (120) days prior written notice to STRATEGIC PARTNER.

6.   DELIVERIES
- ---------------
Deliveries are subject to the following conditions:

The parties agree that JAC will forward magnetic media and or documentation over and above the Authorisation Key(s) required to legalise the licensing of JAC Licensed Software; in which case and where relevant the following will apply:

(a) WHERE AND WHEN. JAC will deliver Authorisation Keys by facsimile, electronically, orally or by air-mail at JAC's expense in accordance with a mutually agreeable delivery schedule.

(b) DATE NOT CONTRACT COMMITMENT. JAC will make every reasonable effort to meet the Delivery Date quoted in the acceptance. However, JAC will not be liable for its failure to meet any such Date(s).

(c) TEMPORARY SUBSTITUTION. Where JAC is unable to provide a written Authorisation Key on the Scheduled Delivery Date, JAC may, at its option, provide an oral Authorisation Key where a delay of an on-order Authorisation Key(s) occurs.

(d) TITLE AND RISK OF LOSS. Title to the Products and risk of loss or damage thereto pass to STRATEGIC PARTNER at the point of shipment.

(e) SHIPPING & MEDIA COSTS. Shipping and Media costs are for the account of STRATEGIC PARTNER. Where an express delivery company is utilised, STRATEGIC PARTNER will provide JAC with STRATEGIC PARTNER'S account number with such company to allow direct billing from the delivery company to STRATEGIC PARTNER.

7.   CHARGES AND PAYMENT
- ------------------------

JAC's charges for Products and services are those in effect on the date JAC accepts STRATEGIC PARTNER'S Order. Such charges and related Discount will be in the then current JAC price catalogue for the applicable Products. JAC will serve sixty (60) days notice of any price changes. Payment of JAC invoices will be due net twenty (20) days from receipt of invoice.

(a) BILLING AND INVOICES. If STRATEGIC PARTNER becomes delinquent in payment of any sum due JAC, JAC may, sixty (60) days after giving written notice to STRATEGIC PARTNER, decline to continue the performance of this Agreement with STRATEGIC PARTNER, and such action by JAC shall not give rise to any cause or claim of breach of contract or other liability on behalf of JAC.

(b) LATE CHARGES. If STRATEGIC PARTNER fails to pay the License fee when due, STRATEGIC PARTNER shall pay a late payment charge on the past due balance equal to two (2) percent above the then prevailing Barclays Bank plc base rate, but not in excess of the lawful maximum.

(c) END USER PRICES. STRATEGIC PARTNER shall be free to determine its own resale prices and license fees for JAC Licensed Software. Although JAC's STRATEGIC PARTNER Price List may show suggested VAR and End User prices, they are suggestions only, and STRATEGIC PARTNER and its VAR's may charge different prices without any liability or obligation to JAC. STRATEGIC PARTNER understands that neither JAC nor any employee or representative of JAC may give any special treatment (favourable or unfavourable) to STRATEGIC PARTNER as a result of STRATEGIC PARTNER'S selection of resale prices, unless such prices are in response to an illegal contract prohibited by Clause 3(k) hereof. No employee or representative of JAC has any authority to dictate to STRATEGIC PARTNER or its VAR's what their respective resale prices for JAC Licensed Software must be or to inhibit in any way their pricing discretion with respect to such JAC Products. Should anyone attempt to do so, STRATEGIC PARTNER hereby agrees to report the matter promptly to JAC in writing.

8.   ACCEPTANCE
- ---------------

In order that STRATEGIC PARTNER be able to duplicate and distribute commercial quality copies of JAC Licensed Software, JAC's Licensed Software must pass certain quality control tests:

(a) JAC'S TESTS. Prior to Delivery Date, JAC personnel will conduct quality control tests at a location designated by JAC and upon at least five (5) business days notice to STRATEGIC PARTNER.

(b) STRATEGIC PARTNER'S RIGHT TO ATTEND. STRATEGIC PARTNER may witness such tests by providing JAC with reasonable notice of attendance. If STRATEGIC PARTNER fails to witness such test, the performance of the test will not be delayed.

(c) TEST COMPLETION. JAC Licensed Software shall be deemed accepted by STRATEGIC PARTNER upon the successful operation of said JAC Licensed Software using JAC's then standard procedures and diagnostic test programs furnished by JAC, regardless of whether or not STRATEGIC PARTNER has witnessed such tests.

(d) STRATEGIC PARTNER will be permitted to participate fully in the Quality Assurance process but will have no right to introduce new criteria into JAC's standard procedures and JAC diagnostic test programs.

9.   INSTALLATION
- -----------------

STRATEGIC PARTNER will be responsible for installation, support, and temporary workaround of all JAC Licensed Software purchased. At STRATEGIC PARTNER'S request and subject to availability of personnel, JAC will provide installation services in accordance with JAC's then current terms, conditions, and charges. In such an event, STRATEGIC PARTNER shall notify JAC prior to any planned installation.

10.  LICENSE FOR SOFTWARE PRODUCTS AND DIAGNOSTIC MATERIALS
- -----------------------------------------------------------

(a) GRANT. JAC hereby grants STRATEGIC PARTNER a non-exclusive, non-transferable license to use Licensed Software, including documentation thereof; for STRATEGIC PARTNER'S own use on that platform, identified by number, on which the Licensed Program runs.

(b) COPIES AND ADAPTATIONS. STRATEGIC PARTNER is hereby granted a non-exclusive, non-transferable license to duplicate JAC License Software in machine readable form and to deliver such JAC Licensed Software to authorised VAR's of STRATEGIC PARTNER and end users who will thereby become licensed users of the JAC Licensed Software provided that:

     i) The Licensed Software is only sub-licensed to VAR's and end users in accordance with the terms and conditions of this Agreement.

     ii) STRATEGIC PARTNER agrees and accepts that title to all rights and interest in Licensed Software, wherever resident and in whatever media, remains with JAC at all times.

     iii) STRATEGIC PARTNER may not export or transmit Licensed Software in any manner whatsoever outside STRATEGIC PARTNER'S Non-exclusive Area of Responsibility as defined herein, except when sold to an entity in such Area for installation outside such Area.

     iv) STRATEGIC PARTNER may not make any copies of any JAC Licensed Software except in connection with the rights granted hereunder, and STRATEGIC PARTNER shall reproduce and include JAC's copyright and/or trade secret notices on all copies and adaptations in any form of the Licensed Software. Except as provided herein, no copyright license of the exclusive rights of copyright owners in any portion of the Licensed Software or diagnostic materials provided by JAC is granted to STRATEGIC PARTNER.

     v) STRATEGIC PARTNER, its staff, agents and representatives will not attempt to reverse compile or disassemble the Licensed Software or encourage others to do so. Further, upon the knowledge of such infringement by any party, STRATEGIC PARTNER will promptly inform JAC of the event.

     vi) STRATEGIC PARTNER will take appropriate action, by instruction, agreement or otherwise regarding all persons permitted access to the Licensed Software so to as enable authorised STRATEGIC PARTNER'S VAR's and end users to satisfy its obligations under the license granted hereunder.

     vii) STRATEGIC PARTNER will at all times treat Licensed Software as confidential information that is proprietary to JAC by not making any part thereof available to others except in accordance with this Agreement.

     viii) STRATEGIC PARTNER shall only distribute and use the Licensed Software on the computer systems defined herein under Schedule A.

     ix) Except as required for providing support to its VAR's and end-users who are licensed to use the Licensed Software, STRATEGIC PARTNER shall promptly return to JAC the Licensed Software, including documentation, then in its possession upon termination of this Agreement.

     x) Within ninety (90) days after receipt of the latest release of the Licensed Software, STRATEGIC PARTNER will install such release or make it available to its VAR's and end-users and will cease duplication of any previous release of the Licensed Software within sixty (60) days after delivery to Strategic Partner of the latest release passing acceptance tests.

JAC is not responsible for any adaptations made by STRATEGIC PARTNER or any third party, or the compatibility of any software or service with such adaptations. STRATEGIC PARTNER shall pay JAC for services required by STRATEGIC PARTNER as a result of adaptations of any Licensed Software made by STRATEGIC PARTNER or by STRATEGIC PARTNER'S failure to use current Licensed Software and releases provided by JAC. JAC guarantee compatibility with and support of the Licensed Software for those hardware platforms and operating systems specified under Schedule A.

This license further includes STRATEGIC PARTNER'S right to merge any portion of the JAC Licensed Software provided by JAC in machine readable form and any adaptations thereof with other software to provide an updated work. However, upon termination of this license, such portion must be completely removed and treated as if permission to merge or adapt had never been granted.

(c)  SUB-LICENSE

     (i) Right to Sub-license. STRATEGIC PARTNER may sub-license Licensed Software for use on a designated central processing unit and distribute such Licensed Software for use on a sub-licensed system. Each sub-licensed program copy may be distributed and must be sub-licensed as set forth in this Clause 10(c) and at the license fee set forth in JAC's then current license fee listing.

     (ii) Permitted Sub-license. STRATEGIC PARTNER may sub-license solely to its VAR's and end user buyers or lessees the JAC Licensed Software licensed to STRATEGIC PARTNER hereunder. If such end user buyers or lessees are VAR's of STRATEGIC PARTNER, then such VAR's may also sub-license to their VAR's and end user buyers or lessees who must be end users of the JAC Licensed Software licensed to STRATEGIC PARTNER hereunder. No further sub-license by STRATEGIC PARTNER or by those who buy or lease from STRATEGIC PARTNER or its VAR's shall be permitted.

     (iii) Sub-license Form. Such sub-license is to be in writing and subject to and include all terms and conditions of this Clause 10(c). STRATEGIC PARTNER shall provide a copy of each sub-license to JAC promptly upon request.

     (iv) Breach of Sub-license. If breach of such sub-license occurs, then STRATEGIC PARTNER shall take prompt corrective action to remedy the breach and shall, in addition, notify JAC of the breach and the corrective action taken. STRATEGIC PARTNER shall not be liable to JAC for any breach of the terms of any sub-license by a third party unless STRATEGIC PARTNER has willfully or negligently contributed to or co-operated in the breach.

     (v) Survival. Sub-licenses granted by STRATEGIC PARTNER and its VAR's under this Agreement shall survive termination of this Agreement by either party for any reason.

(d) Termination for Failure to Comply with Requirements of Software License. If STRATEGIC PARTNER or any STRATEGIC PARTNER VAR materially fails to comply with its license obligations hereunder and does not cure such default within thirty
(30) days after receipt of written notice from JAC, then JAC may terminate STRATEGIC PARTNER'S OR VAR'S license, as the case may be, and require the immediate return to JAC of all affected Licensed Software and diagnostic material and all copies thereof in any form, except as provided in Clause l0(b)(ix).

Within ninety (90) days after (A) installation of a JAC program that comprises Licensed Software and that replaces another or (B) termination of the license to such a program or diagnostic material, STRATEGIC PARTNER shall destroy the original and all copies thereof in any form. Upon request by JAC, STRATEGIC PARTNER shall certify such destruction in writing.

11.  Confidentiality and Proprietary Rights
- -------------------------------------------

(a) Confidentiality. In the performance of this Agreement or in contemplation thereof, both STRATEGIC PARTNER and JAC and their respective employees and agents may have access to private or confidential information owned or controlled by either party relating to Licensed Software, specifications, drawings and other data, ("Confidential lnformation"). All Confidential Information acquired by either party or its employees or agents under this Agreement or in contemplation thereof shall be and shall remain the exclusive property of its respective owner. STRATEGIC PARTNER and JAC shall each keep, and require their respective employees to keep, any and all such Confidential Information confidential, and shall not copy or publish or disclose it to others, or authorise its employees, agents, or anyone else to copy, publish, or disclose it to others except in accordance with this Agreement, without the prior written approval of the other party, and shall return such information and data to such other party at the other party's request. The foregoing obligations shall not apply to any Confidential Information which: a) becomes lawfully known or available to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party; b) is developed independently by the receiving party; c) is within or later becomes part of the public domain without breach of this Agreement by the receiving party; or d) is provided by the disclosing party to others on an unrestricted basis.

(b) Proprietary Rights and Security. All copies of Licensed Software in any form provided by JAC or made by STRATEGIC PARTNER including translations or compilations or partial copies within adaptations and updated works, together with all diagnostic materials, are the sole property of JAC. Neither STRATEGIC PARTNER nor any sublicensee of STRATEGIC PARTNER shall have any right, title, or interest to any such Licensed Software or diagnostic material except as stated herein, and shall not sell, transfer, or otherwise make available the Licensed Software or any diagnostic material or copies thereof to others except as provided in this Agreement, and further shall secure and protect all Licensed Software or diagnostic materials, including erasure thereof prior to disposing of media, consistent with the maintenance of rights therein and take each such action as may be necessary with its employees who are permitted access to each such Licensed Software or diagnostic material to satisfy its obligations hereunder.

12.  Assistance bv JAC
- ----------------------

(a) LITERATURE AND MATERIALS. JAC will furnish STRATEGIC PARTNER with necessary quantities of non-proprietary sales aids, product briefs, brochures and similar literature and other materials with respect to JAC Products. STRATEGIC PARTNER shall reimburse JAC for JAC's full cost for such materials. JAC manuals will be available to

STRATEGIC PARTNER at charges as listed in JAC's STRATEGIC PARTNER Price List or such other applicable Price List as may be in effect at the time JAC accepts STRATEGIC PARTNER'S order.

(b) CO-OPERATE ADVERTISING. If requested to do so by STRATEGIC PARTNER, JAC will participate in a cc-operative advertising program with STRATEGIC PARTNER and will co-operate with STRATEGIC PARTNER in preparing suitable advertisements and related advertising materials. All advertising programmes run by STRATEGIC PARTNER must first be approved in writing by JAC, which approval shall not be unreasonably withheld.

(c) TRAINING. JAC will provide STRATEGIC PARTNER with initial familiarisation and sales training, at no charge, for a reasonable number of STRATEGIC PARTNER'S employees at a mutually agreed upon location. Such training shall not exceed three (3) working days. All expenses of STRATEGIC PARTNER'S employees associated with such training, such as transportation, meals and lodging, are the responsibility of STRATEGIC PARTNER. Additional standard technical training courses from JAC's Customer Education Department are available to STRATEGIC PARTNER at standard locations, rates and terms. At JAC's option and STRATEGIC PARTNER'S request, JAC may perform the training at the STRATEGIC PARTNER'S location but all expenses for JAC's staff are the responsibility of STRATEGIC PARTNER.

13.  Infringements of Patents, Trademarks, and Copyrights.
- ----------------------------------------------------------

(a) JAC will indemnify and hold harmless STRATEGIC PARTNER against any damages (including reasonable attorney's fees and costs) that may be awarded to or agreed to be paid to any third party in respect of any claim or action that the normal operation, possession, or use of JAC Products by STRATEGIC PARTNER infringes the patent, copyright, registered design, trade secret, or trade mark rights of said third party (an 'Intellectual Property Infringement') provided that DISTRIBUTOR:

     (i) gives notice to JAC of any Intellectual Property Infringement promptly upon becoming aware of the same;

     (ii) gives JAC the sole conduct of the defence to any claim or action in respect of an Intellectual Property Infringement and does not at any time admit liability or otherwise attempt to settle or compromise the said claim or action except upon the express instructions of JAC and;

     (iii) acts in accordance with the reasonable instructions of JAC and gives JAC such assistance as it shall reasonably require in respect of the conduct of the said defence, including, without prejudice to the generality of the foregoing, the filing of all pleadings and other court process and the provision of all relevant documents.

(b) JAC shall reimburse STRATEGIC PARTNER its reasonable costs incurred in complying with the provisions of clause 13(a)(i), 13(a)(ii) or 13(a)(iii) above.

(c) JAC shall have no liability to STRATEGIC PARTNER in respect of an Intellectual Property Infringement if the same results from a material breach of STRATEGIC PARTNER'S obligations under this agreement.

(d) In the event of an Intellectual Property Infringement JAC shall be entitled at its own expense and option either to:

     (i) procure the right for the STRATEGIC PARTNER to continue using the JAC Products; or

     (ii) make such alterations modifications or adjustments to the JAC Products that they become non-infringing without incurring a material diminution in performance or function; or

     (iii) replace the JAC Products with non-infringing substitutes provided that such substitutes do not entail a material diminution in performance or function.

14.  LIMITATION OF LIABILITY. DAMAGES AND ACTIONS
- -------------------------------------------------

(a) The following provisions set out JAC's entire liability (including any liability for the acts and omissions of its employees agents and sub-contractors) to STRATEGIC PARTNER in respect of:

     (i) any breach of its contractual obligations arising under this Agreement; and

     (ii) any representation, statement or tortious act or omission, including negligence, arising under or in connection with this Agreement.

(b) Any act or omission on the part of JAC or its employees, agents or sub-contractors falling within clause 14(a) above shall for the purposes of this clause 14 be known as an 'Event of Default'.

(c) JAC's liability to STRATEGIC PARTNER for death or injury resulting from its own or that of its employees', agents' or sub-contractors' negligence shall not be limited.

(d) Subject to the limits set out in clause 14(e)(i) below JAC shall accept liability to STRATEGIC PARTNER in respect of damage to the tangible property of STRATEGIC PARTNER resulting from the negligence of JAC or its employees, agents or sub-contractors.

(e) Subject to the limits set out in clause 14(e)(i) below, JAC shall accept liability to STRATEGIC PARTNER in respect of any Event of Default, limited to damages equal to:

     (i) US Dollars $250,000 in the case of an Event of Default falling within clause 14(d) above; and

     (ii) in the case of any other Event of Default, the aggregate of the license fees paid in the immediately preceding period of twelve (12) months.

(f) Subject to clause 14(e) above, JAC shall not be liable to STRATEGIC PARTNER in respect of any Event of Default for loss of profits, goodwill or any type of special, indirect or consequential loss even if such loss was reasonably foreseeable or JAC had been advised of the possibility of STRATEGIC PARTNER incurring the same.

(g) STRATEGIC PARTNER agrees to afford to JAC not less than sixty (60)days (following notification thereof by STRATEGIC PARTNER) in which to remedy any Event of Default hereunder.

15.  TERMINATION
- ----------------

In addition to JAC's rights to terminate this Agreement for violation of its proprietary rights set forth in clause 10(d) supra, either party may terminate this Agreement and all licences hereunder (except sub-licenses for licensed programs that continue as provided in Clause 10(c) supra relating to sub-licenses to end users) upon the occurrence of any of the following events:

(a) INSOLVENCY. Except as may be prohibited by the bankruptcy laws of England or The United States of America or Canada, in the event of STRATEGIC PARTNER'S or JAC's insolvency or its inability to pay debts as they become due, or the filing of a voluntary bankruptcy proceeding by or against either party, or the appointment of a receiver or assignee for the benefit of the other party's creditors, such other party may elect to terminate this Agreement.

(b) BREACH BY EITHER PARTY. Either party's failures to perform any substantial obligation herein on its part to be performed, unless such breach shall be cured within thirty (30) days following written notice of such default from the other party. Upon default, either party may pursue any and all of its rights and remedies hereunder at law and at equity.

(c) ASSIGNMENT. Neither party may assign this Agreement in whole or in part, or any interest hereunder, without the other party's prior written consent, and such consent shall not be unreasonably withheld, provided, however, that either party may assign this Agreement to any of its subsidiary companies.

16.  PURCHASE OF JAC SHARES
- ---------------------------

If during the term of this Agreement any third-party makes an offer, acceptable to JAC, to purchase a controlling equity interest in JAC or a substantial portion of its assets, JAC hereby agree to notify STRATEGIC PARTNER in writing of the terms of such offer. This notice will be subject to any confidentiality provisions reasonably agreed to with the proposed purchaser.

Following receipt of the aforementioned notice STRATEGIC PARTNER shall have fourteen (14) days to make a counter offer to purchase on terms materially no less favourable to JAC such interest or assets. Such counter offer shall bind STRATEGIC PARTNER to complete such purchase in a timely manner (including reasonable time for due diligence review), subject only to a further offer by the third-party. In such event, STRATEGIC PARTNER shall be given the opportunity to make further counter bids on the same terms as stated above.

This right shall not limit or prohibit JAC's rights to raise finance via the offer for sale of any minority shareholding.

In the event that the aforementioned rights are not exercised by STRATEGIC PARTNER in writing thirty (30) days from receipt of notice by JAC, such rights shall be deemed waived by STRATEGIC PARTNER and shall only be reinstated (on the same terms) in the event that the third-party offer is not accepted by JAC.

17.  TERM
- ---------

(a) COMMENCEMENT. The term of this Agreement shall commence upon the Effective Date set forth in Clause 2(f) and shall continue until June 30, 1999.

(b) TERMINATION. STRATEGIC PARTNER'S right to order pursuant to this Agreement terminates on the expiration of the Ordering Period as defined in Clause 2(i).

(c) RENEWAL. This Agreement may be terminated by JAC at the end of any year in which STRATEGIC PARTNER fails to meet its revenue target, as specified in Attachment Two.

18.  TRADEMARKS AND TRADE-NAMES
- -------------------------------

(a) JAC'S RIGHTS. STRATEGIC PARTNER concedes and recognises the right of JAC to, and will have no right or license in, the JAC trademarks and trade-names used with or affixed to any of JAC's equipment, or Licensed Software.

(b) USE OF MARKS. During the term of this Agreement STRATEGIC PARTNER is hereby authorised by JAC to use the trademarks listed in Attachment One (1) B hereof and to use the phrase "STRATEGIC PARTNER of JAC" and authorised VAR's of STRATEGIC PARTNER may use the phrase "Authorized Value Added Re-seller of jBASE" in connection with STRATEGIC PARTNER'S or VAR's sale, advertisement, and promotion of JAC Licensed Software, but not in connection with any other aspect of STRATEGIC PARTNER'S or VAR's business. STRATEGIC PARTNER'S use of such trademarks and trade-names shall be only in accordance with JAC's established usage and practices, including, but not limited to, JAC's trademark usage and co-operative advertising policies.

Nothing herein shall give STRATEGIC PARTNER any interest or license in such trademarks or trade-names and STRATEGIC PARTNER'S right to use such trademarks and trade-names shall cease immediately upon termination or cancellation of this Agreement except that STRATEGIC PARTNER may use such trademarks and trade-names to dispose of its inventory of JAC Products at the time of termination, cancellation or expiration, to the extent that such Products are not repurchased by JAC.

STRATEGIC PARTNER shall conduct its business solely under STRATEGIC PARTNER'S own name or the name of any majority owned subsidiary(s).STRATEGIC PARTNER agrees not to attach any additional trademarks or trade designations to any JAC Products and specifically agrees to refrain from using JAC's trade-name or trademarks as part of STRATEGIC PARTNER'S name or mark or in any other manner that would cause a reasonable person to infer that STRATEGIC PARTNER has an affiliation with JAC other than the rights given under this Agreement to distribute JAC Products. STRATEGIC PARTNER further agrees not to fix any JAC trademarks or trade-names to any product other than Products manufactured or distributed by JAC.

(c) NEW AND SUPERSEDED MARKS. JAC may from time to time use other or additional trademarks or trade-names with respect to JAC Products. In such an event, upon written notice to STRATEGIC PARTNER from JAC, this Section shall apply to such trademarks or trade-names as specified herein.

The authorisation contained herein to use and authorise the use of any trademarks or trade-names shall cease immediately when such trade-name or trademark has been superseded or replaced by a new trademark or trade-name.

(d) LABELS. STRATEGIC PARTNER agrees to affix to any hardware supplied in association with the Licensed Software such labels as JAC may reasonably designate indicating the presence of the Licensed Software. Same will be used by STRATEGIC PARTNER in all advertising and marketing literature.

19.  ESCROW
- -----------

At STRATEGIC PARTNER'S express written request and cost, JAC shall enter into a mutually agreeable source code escrow agreement with STRATEGIC PARTNER and The National Computing Centre, England and shall place source code versions of the Licensed Software together with any updates thereto in escrow therewith, together with agreed upon instructions to release the same to STRATEGIC PARTNER in the event of the bankruptcy or proven insolvency of JAC or fundamental breach of this Agreement by JAC as defined in clause 15(b) following reasonable notice and opportunity being afforded to remedy such breach. STRATEGIC PARTNER will cover JAC's administrative costs for the escrow placement.

20.  GENERAL
- ------------

(a) ENTIRE CONTRACT. Neither party shall be liable to the other for loss arising from or in connection with any representations, agreements, statements or undertakings made prior to the date of execution of this Agreement.

(b) TITLES. Titles used in this Agreement are for descriptive purposes only and shall not be construed for interpretation purposes.

(c) SEVERABILITY. In the event that any clause herein shall be deemed invalid by operation of law it shall not affect or prejudice the validity of the remaining clauses.

(d) NON WAIVER. No failure or delay by either party in enforcing its rights hereunder shall be deemed a waiver.

(e) GOVERNING LAW. This Agreement shall be governed by the laws of England and subject to the jurisdiction of the English courts.

(f) NON-EXCLUSIVITY. JAC reserves the right, at its sole option, to enter negotiations with, and to sell, to lease, and/or to license the Products to other VAR's, OEM's, STRATEGIC PARTNER's, systems integrators, and end users inside and outside of STRATEGIC PARTNER'S Non-exclusive Area of Responsibility.

(g) RELATIONSHIP. This Agreement creates no relationship in the nature of joint venture, partnership, limited partnership, or agency between the parties, and the parties hereby acknowledge that no other facts or relations exist that would create any such relationship between them. Neither party has the right or authority to assume or to create any obligation or responsibility on behalf of the other except as may, from time to time, be provided by written instruments signed by both parties.

(h) COMPLIANCE WITH LAW. JAC and STRATEGIC PARTNER shall comply with all applicable laws, ordinances, rules and regulations, and STRATEGIC PARTNER shall obtain any and all permits, licenses, authorisations, and/or certifications that may be required in any jurisdiction or by any regulatory or administrative agency in connection with the use and/or operation of the Products.

(i) NON GOVERNMENTAL. No government procurement regulations or Federal Acquisition Regulations shall be included hereunder or be binding on either party unless specifically agreed to in writing prior to incorporation herein.

(j) NOTICES. Notices hereunder will be in writing and sent via recorded delivery or by courier to the address of the respective party as above written.

(k) FORCE MAJEURE. Neither party shall be liable for a delay or failure to perform its obligation hereunder to the extent that such a failure results from causes beyond its reasonable control.

(l) ATTORNEYS' FEES - Each party shall bear its own attorney fees and associated costs with regard to the negotiation and execution of this Agreement.

(m) SPECIAL INSTALLATIONS. JAC Products are not intended to be sold or licensed for direct control of nuclear facilities. JAC may require additional contractual safeguards for either nuclear or air traffic control application. This notice shall become part of the terms and conditions of the sale whenever JAC Products are sold.

(n) TAXES, DUTIES AND FEES - Any Taxes, Duties and Fees relating to the import, supply or use of JAC Products shall be for STRATEGIC PARTNER'S account.

(o) GEOGRAPHIC RESTRICTIONS AND EXPORT REGULATIONS. Regardless of any disclosure made by STRATEGIC PARTNER to JAC of an ultimate destination of the Products, STRATEGIC PARTNER, its VAR's, and its customers agree not to export either directly or in-directly, any Product or System incorporating such Product without first obtaining a license to export or re-export from the appropriate Government, as may be required and to comply with the applicable Government Export Regulations.

21.  JAC VAR
- ------------

a) VAR. A Value Added Reseller ("VAR") is an entity that purchases JAC Licensed Software from STRATEGIC PARTNER and resells it to end users or sub-VAR's having added significant value by compiling its own software products using JAC's Licensed Software or by the addition of hardware or service. A VAR is neither a subsidiary nor a part of either JAC or STRATEGIC PARTNER but is a separate and independent entity with respect to either party;

(b) VAR NETWORK. STRATEGIC PARTNER shall use its reasonable best efforts to establish, develop, maintain, and expand a network of VAR's adequate to maximise the exposure, marketability and licensing of JAC Licensed Software;

(c)  VAR AND SELECTION. STRATEGIC PARTNER shall select VAR's that:

     (i) possess sufficient capital and facilities to support obligations to demonstrate, sell and provide necessary pre-sale and post-sale support for JAC Products and;

     (ii) employ (or commit to employ) sufficient personnel of appropriate technical and sales experience to market and support Products;

     (iii) have the capability to provide adequate and satisfactory programming and software support to customers.

     (d) VAR COMMITMENTS. STRATEGIC PARTNER shall require each VAR to which it licenses JAC Licensed Software to:

           (i) refrain from engaging in any illegal, unfair or deceptive trade practices, or unethical business practice whatsoever wjth respect to the promotion or sale of JAC Products and the promotion of JAC Licensed Software;

           (ii) purchase and install a minimum of one (1) JAC Product demonstration system for each of the VAR's sales locations;

           (iii) hold itself out as an independent contractor with respect to JAC and STRATEGIC PARTNER and not represent itself as either an agent, representative, franchisee or employee of JAC or STRATEGIC PARTNER.

(e)  REPORTS. STRATEGIC PARTNER shall promptly provide to JAC:

     (i)   the name and address of each VAR upon selection;

     (ii) upon request, a copy of each agreement relating to JAC Licensed Software entered into between STRATEGIC PARTNER and its VAR's;

     (iii) such additional information as may be reasonably requested by JAC.

     (iv) quarterly sales reports to JAC within thirty (30) days following the end of each month. The reports shall include, as a minimum, the names and addresses of each VAR purchasing JAC products during the reporting period together with a list of JAC Products sold by model number and quantity sold and the number of copies of each kind of JAC Licensed Software distributed by such VAR. STRATEGIC PARTNER shall also obtain and submit to JAC, upon request, reports showing VAR inventory levels.

(f) TRAINING AND SUPPORT. STRATEGIC PARTNER shall provide its VAR's with adequate training, technical and marketing support, sales and technical literature, including such materials as may be provided to STRATEGIC PARTNER by JAC and such other assistance as may be necessary or appropriate in promoting the sale of JAC supported Licensed Software.

(g) AUDIT. Upon five (5) business days prior notice, and no more than once per year, STRATEGIC PARTNER shall permit JAC and its accountants and attorneys to conduct periodic audits of records related to performance by STRATEGIC PARTNER under this Agreement and to the sale and/or the licensing of JAC Licensed Software.

(h) VAR NOT BENEFICIARY. Nothing contained in this Agreement shall be constmed as evidencing an intention by either STRATEGIC PARTNER or JAC that any of STRATEGIC PARTNER'S VAR's shall be a direct or indirect beneficiary of this Agreement or any performance by JAC or STRATEGIC PARTNER hereunder, and no such VAR shall have the right to enforce this Agreement, or any provision hereof, against JAC or STRATEGIC PARTNER, save that JAC will honour any warranty claim made by an end user provided that the warranty extended by STRATEGIC PARTNER or its VAR is expressed in the same terms as that granted by JAC herein to STRATEGIC PARTNER.

22.  ATTACHMENTS
- ----------------

Schedule A and Attachments One, Two, Three and Four are incorporated herein as though fully set forth in the body of this Agreement.

23. EXECUTION
- -------------

IN WITNESS WHEREOF the parties hereto have set their hands and seals as of the Day of, May 1996

For and on behalf of
James Anthony Computing Limited       For and on behalf of Sequoia Systems, Inc.

by: Clive A Ketteridge                  by: William C Gould
    /s/ Clive A Ketteridge                  /s/ William C Gould
    --------------------------------        -----------------------------------
Title: Managing Director                Title: Vice President & General Manager
                                               Sequoia Enterprise Systems

Effective Date:  24  May, 1996
                ----

                                  Schedule A
                                  ----------

(a)  LIST PRICE OF PRODUCTS
     ----------------------

     The suggested list price and the discounts available to STRATEGIC PARTNER of the Licensed Software known as jBASE for the Non-exclusive Area of Responsibility are as follows:

All prices in United States Dollars US$ are solely applicable to transactions in the United States of America, Canada and Puerto Rico. Pricing in all other geographic areas where STRATEGIC PARTNER has rights to sell JAC Licensed Software will be in accordance with JAC's local prices.

JAC will, for all software support issues, only support the current release and two (2) prior revisions.

UNIX SERVERS
- ------------

All Servers running JAC supported versions of UNIX on JAC supported Processors as detailed in Attachment four (4) hereof.

No. of Users   Initial Licence     Optional Annual Maintenance        Optional Upgrade Only
               Per User            Upgrade Fee
1-300          399.oo              15% of full Initial licence fee    99.oo + Shipping and Handling
301-600        385.oo              15% of full Initial licence fee    99.oo + Shipping and Handling
601+           350.oo              15% of full Initial licence fee    99.oo + Shipping and Handling

TIME & MATERIALS: A VAR without a Maintenance and Support Agreement that contacts JAC directly will be charged US$180 (one hundred and eighty US dollars) per hour or part thereof with a minimum charge of two hours.


WINDOWS NT SERVERS

All Servers running JAC supported versions of WINDOWS NT

No. of Users   Initial Licence     Optional Annual Maintenance        Optional Upgrade Only
               Per User            Upgrade Fee
1+             299.oo              15% of full Initial licence fee    89.oo+ Shipping and Handling

TIME & MATERIALS: A VAR without a Maintenance and Support Agreement that contacts JAC directly will be charged US$19 (nineteen US Dollars) for the first ten (10) minutes or part thereof and thereafter at a rate of US$2 (two US Dollars) for every minute or part thereof.

Optional jBASE NT Clients
         -----

No. of Users   Initial Licence     Optional Annual Maintenance      Optional Upgrade Only
               Per User            Upgrade Fee
each            149.oo             15% of full Initial Licence      49.oo + Shipping and Handling

WINDOWS 95 CLIENTS (STANDALONE PC SITES)
- ----------------------------------------

All Clients running JAC supported versions of WINDOWS 95

No. of Users        Initial Licence     Optional Annual Maintenance      Optional Upgrade Only
Unlimited           149.oo              NOT Available                    69.oo + Shipping and Handling

TIME & MATERIALS: A VAR without a Maintenance and Support Agreement that contacts JAC directly will be charged US$19 (nineteen US Dollars) for the first ten (10) minutes or part thereof and thereafter at a rate of US$2 (two US Dollars) for every minute or part thereof.

No. of Users    Initial Licence    Optional Annual Maintenance     Optional Upgrade Only
1+              99.oo              20.oo per annum                 49.oo + Shipping and Handling

JEDI'S FOR NAMED DATABASE'S
- ---------------------------

1+        199.oo         15% of full Initial License        79.oo + Shipping and Handling
          OR
          10.oo/month    15% of full Initial License        Not available

(b)  INITIAL LICENCE FEE DISCOUNTS JAC, STRATEGIC PARTNER, VAR

Subject to meeting the minimum purchasing criteria detailed in Attachment Two
(2), STRATEGIC PARTNER will receive a seventy-five percent (75%) discount off the Initial License fees, a percentage of which is passed on to VAR.

The overall share being:

JAC       STRATEGIC PARTNER & VAR

25%       75%

(c)  ANNUAL USAGE, SUPPORT AND MAINTENANCE DISCOUNTS JAC, STRATEGIC PARTNER, VAR

Subject to meeting the minimum purchasing criteria detailed in Attachment Two
(2), STRATEGIC PARTNER will receive a sixty-six percent (66%) discount off the Support and Maintenance fees, a percentage of which is passed on to VAR.

The overall share being:

JAC       STRATEGIC PARTNER & VAR

34%       66%

(d)  DISCOUNTS TO VAR FOR OWN USE

In order to encourage the use and acceptance of JAC Licensed Software, a special price will be made available to VAR's for their own internal use and demonstration purposes. These special prices will be recommended by JAC in view of the commercial circumstances prevailing at any given situation and will be split fifty/fifty (50/510) between JAC and STRATEGIC PARTNER.

(e) NON-EXCLUSIVE AREA OF RESPONSIBILITY: STRATEGIC PARTNER'S Non-exclusive Area of Responsibility is the United States of America, Canada, Puerto Rico and EC and EFTA countries, excluding the UK). This Non-exclusive Area of Responsibility can be extended following written approval from JAC and subject to the terms of attachment three (3) hereof.

     [LOGO OF JBASE APPEARS HERE]       TOTAL FREEDOM AND FLEXIBILITY




                    Attachment One (1-a) - JAC Trade Marks

The symbols on this page are trade marks of JAC, as are the following words and names of products:

Trade Mark                         Meaning

JAC                           - Company Name - logo in specified format

jBASE                         - Overall product - logo in specified format as per page header
- -----
jBASE 4 UNIX                  - Overall product, UNIX Version
- -----
jBASE 4 Windows NT/Server     - Overall product, Windows NT Version
- -----
jBASE 4 Windows 95            - Overall product, Windows 95 Version
- -----
jEDI                          - jBASE External Device Interface
- ----
jBC                           - a programming language
 --
jbc                           - jBASE compiler

j1                            - a file system
 -
j2                            - a file system (memory mapped)
 -
j3                            - a file system (Network Support)
 -
jQL                           - an inquiry language
 --
jCL                           - a job control language
 --
jLP                           - a built-in Spooler
 --

[JAC LOGO APPEARS HERE]

                    ATTACHMENT ONE (1-B) - JAC TRADE MARKS

The symbols on this page are trade marks of JAC, as are the following words and names of products:

Trade Mark                    Meaning
JAC                           - Company Name - logo in specified format as per page header

jBASE                         - Overall product - logo in specified format
 ----
jBASE 4 UNIX                  - Overall product, UNIX Version
 ----
jBASE 4 Windows NT/Server     - Overall product, Windows NT Version
 ----
jBASE 4 Windows 95            - Overall product, Windows 95 Version
 ----
jEDI                          - jBASE External Device Interface
 ---                             ----
jBC                           - a programming language
 --
jbc                           - jBASE compiler
                                 ----
j1                            - a file system
 -
j2                            - a file system (memory mapped)
 -
j3                            - a file system (Network Support)
 -
jQL                           - an inquiry language
 --
jCL                           - a job control language
 --
jLP                           - a built-in Spooler
 --

1.   THE STRATEGIC PARTNER BUSINESS PLAN AS ATTACHED AS EXHIBIT A

2.   STRATEGIC PARTNER QUALIFICATION

STRATEGIC PARTNER Agrees to meet the following minimum requirements

(a) Employ Two Qualified UNIX support personnel if reselling the jBASE 4 UNIX Product.

(b) Employ Two Microsoft Certified NT Administration if reselling any jBASE 4 Windows Product.

(c) Employ Two Microsoft Certified NT Networks personnel if reselling any jBASE 4 Windows Product.

3.   STRATEGIC PARTNER'S OPTIONS

James Anthony Computing Ltd. acknowledges payment and receipt of the non-refundable sum of US Dollars One hundred thousand ($100,000.oo) paid by STRATEGIC PARTNER, in consideration of which STRATEGIC PARTNER shall be permitted in its sole discretion to choose one of the following options (a), (b) or (c). In each case, STRATEGIC PARTNER shall make the payment(s) required to JAC by such election within five (5) business days of the date specified.


OPTION (a) On July 1st 1996, STRATEGIC PARTNER shall elect to pay JAC US Dollars One-hundred and seventy-five thousand ($175,000.oo) and terminate this Agreement without further obligation or liability to JAC hereunder save for any on-going support and maintenance fees that have been accrued by this date. Should STRATEGIC PARTNER elect this option STRATEGIC PARTNER shall return all copies of JAC Licensed Software and any other property of JAC. Clause 11, Confidentiality and Proprietary Rights, shall survive termination of this Agreement.

OPTION (b) On July 1st 1996, STRATEGIC PARTNER shall elect to pay JAC US Dollars five-hundred thousand ($500,000.oo) in advance Initial License Fees for STRATEGIC PARTNER'S fiscal year 1997. Thereafter, this Agreement shall continue in effect during the balance of its term provided that STRATEGIC PARTNER has attained sales by July 1, 1997 that, but for the advance payment referred to above, would have obligated STRATEGIC PARTNER to pay JAC a minimum of US Dollars five-hundred thousand ($500,000.oo) in Initial License Fees for its fiscal year 1997. If that level of sales has not been reached by July 1, 1997, JAC may terminate this Agreement by written notice. If JAC does not so terminate this Agreement, STRATEGIC PARTNER'S minimum annual Initial License Fee payments due July 11997 required to keep this Agreement in force will be US Dollars Eight-hundred thousand ($800,000.oo) for STRATEGIC PARTNER'S fiscal year 1998 and US Dollars Eight-hundred and eighty thousand ($880,000.oo) due July 11998 for STRATEGIC PARTNER'S fiscal year 1999. In any event, on any anniversary of July 1, 1996, STRATEGIC PARTNER may terminate this Agreement without further obligation or liability hereunder save for any on-going support and maintenance fees that have been accrued by this date. Should this option be elected, STRATEGIC PARTNER agrees to return all copies of JAC Licensed Software and any other property of JAC. Clause 11, Confidentiality and Proprietary Rights, shall survive termination of this Agreement.

OPTION (c) STRATEGIC PARTNER shall elect to pay JAC advance Initial License Fees for STRATEGIC PARTNER'S fiscal years 1997 and 1998 of US Dollars Five-hundred thousand ($500,000.oo) on July 1, 1996 and US Dollars Eight-hundred thousand ($800,000.oo) on October 11996. Should STRATEGIC PARTNER elect this option 4(c), it may on or before January 1 1997, enter into an agreement with JAC and each of the beneficial owners of its issued and outstanding capital stock and other equity securities, by which STRATEGIC PARTNER would acquire fifty-one percent (51%) of all issued and outstanding capital stock and other equity securities of JAC in consideration of the payment to the owners thereof of US Dollars Five-Million ($5,000,000.00). The parties shall endeavour in good faith to reach agreement on a term sheet for such transaction, including those terms that would govern the relationship between and amongst the post-acquisition stockholders, within ten (10) days after the execution of this Agreement. The parties agree, however, that such agreement, and any separate stockholders' agreement that may be entered into, will contain terms and conditions, representations, warranties and indemnification's customary in such transactions.

4.   OTHER CONDITIONS

JAC agrees that the payments totalling US Dollars One-Million three-hundred thousand ($1,300,000.00), to be paid under option (c) on July 1, 1996 and October 1, 1996 will be invested in the JAC jBASE business and not distributed to JAC's stockholders as dividends or otherwise. Furthermore, if such option is elected, JAC will maintain its entry criteria and minimum sales commitments for other potential 'strategic partners', Master VAR's, Direct VARs and Distributors as outlined in the following table for a period of 24 months:

Re-Seller Status         Annual Royalty Commitment ($k)     Discount Schedule
Strategic partner        1,000                              70%
Master VAR               625                                60%
Distributor              250                                50%
Direct VAR               100                                40%

In addition if STRATEGIC PARTNER ELECTS option 3(1,) or 3(c), STRATEGIC PARTNER:

 (i) Will be guaranteed a seventy-five percent (75%) discount on all Initial Licence Fees within each year's minimum commitment and sixty-six percent (66%) discount on all Support and Maintenance contracts. Discounts for Initial License Fees in excess of the minimum commitment dollar values shall be seventy-five percent (75%) off List Price. Such further Initial Licenses must be purchased in lots of no less than five hundred (5100) Initial Licenses at a time. By the first day of each STRATEGIC PARTNER fiscal quarter, a minimum equal to a quarter of target revenues for that fiscal year shall be paid. Target revenues are those sums actually paid to JAC for Initial Licence fees, that is, they are not based on suggested list price of Initial License fee but are net amounts paid to JAC AFTER discounts are applied to the suggested list prices. Target revenues are to be paid in respect of a mix of those JAC Products that STRATEGIC PARTNER is authorised to sub-license and that carry an Initial License Fee. Other revenue due to JAC is to be paid over and above the target revenues referred to herein

(ii) In addition to STRATEGIC PARTNER'S rights under Clause 16, above, STRATEGIC PARTNER will have the right to match any offer to acquire any minority interest in JAC that may be made to JAC for twelve (12) months after the signing of this Agreement.

(iii) The Agreement will initially apply to North America (including USA, Canada and Puerto Rico) and the EEC/EFTA countries of Europe, excluding the United Kingdom, and will cover all products currently offered by JAC. It may be extended to cover other regions as deemed desirable by STRATEGIC PARTNER on payment of the then agreed entry cost.

(iv) JAC will use its commercial best-efforts to ensure that sales to existing STRATEGIC PARTNER customers will be made only by STRATEGIC PARTNER.

Further if STRATEGIC PARTNER elects option 3(c), JAC will use its commercial best efforts to ensure that all Distributors and Direct VARs will obtain licenses to the JAC Licensed Software from STRATEGIC PARTNER. JAC will also inform STRATEGIC PARTNER of any STRATEGIC PARTNER or MASTER VAR negotiations as they occur.

5.   SALES AND TRAINING SERVICES

At a mutually agreeable time JAC will provide STRATEGIC PARTNER with the following Sales and Training Services pursuant to clause 12 (a) and 12(c) and NOT FOR RE-SALE development copies of jBASE:
                                       ----

a) Machine Readable Sales Information Inserts and from time to time updates thereof.
b)   Machine Readable Technical White Papers and from time to time updates thereof.
c) Machine Readable Sales Product Information Slides and from time to time updates thereof.
d)   Existing Sales Brochure Packs
e)   Technical Training
f)   Sales Training
g)   Ten User jBASE Development License for in-house use only
               ----

6.   Marketing Expenditure

STRATEGIC PARTNER agrees to expend not less than US$100,000 One hundred Thousand US dollars per annum for its marketing of JAC Products.

NON-EXCLUSIVE AREA OF RESPONSIBILITY - EXTENSION BEYOND UNITED STATES AND CANADIAN TERRITORY.

STRATEGIC PARTNER is hereby granted the Non-exclusive Area of Responsibility indicated below. Additional Non-exclusive Areas of Responsibility are available on payment of the entry fees stated below.


NON EXCLUSIVE AREA
OF RESPONSIBILITY                  ENTRY FEE           INITIAL IF REQUIRED
- --------------------------------------------------------------------------------
United States of America/Puerto Rica    USD $ 100,000      GRANTED
Canada
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
South America                           USD $ 50,000        --
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
United Kingdom                          USD $ 50,000
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
EEC/EFTA European Countries             USD $ 50,000        GRANTED
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
The CIS European Countries              USD $ 50,000        --
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Central European Countries              USD $ 50,000        --
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Australia/New Zealand                   USD $ 50,0100       --
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Pacific Rim (exc. China)                USD $ 100,000       --
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
China                                   USD $ 50,000
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
ASIA                                    USD $ 50,000        --
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Middle East                             USD $ 50,000        --
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
North Africa                            USD $ 50,000        --
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
South Africa                            USD $ 50,000        --
- --------------------------------------------------------------------------------

                                                             Attachment Four (4)
                                                         JAC Supported Platforms

UNIX SERVERS

a) STRATEGIC PARTNER may request JAC to support more than one version of UNIX on more than one supported hardware platform and for 15% of suggested List Price less sixty-six (66%) discount granted under the terms of this Agreement. STRATEGIC PARTNER may request further platforms to be supported provided that:-

          i) JAC is provided with or has all the necessary hardware and required release of UNIX software, relevant compilers and vendor support, ("Support Tools"), as deemed necessary by JAC to provide full professional support. If JAC does not already have such Support Tools, JAC will advise STRATEGIC PARTNER of the extra costs involved to provide the Support Tools and STRATEGIC PARTNER may, at its option, elect to require JAC to port the JAC Licensed Software to such platform for a fee of two hundred and fifty thousand US dollars ($250,000) plus such Support Tool costs. STRATEGIC PARTNER and JAC will work together to negotiate the best price for such Support Tools as and when required. JAC will carry out work at its prevailing rate if agreed by STRATEGIC PARTNER.

(b) Listed below are currently supported platforms; as new platforms become supported, they will be added to the table below and subject to a(i) above will be made available to STRATEGIC PARTNER:

    -------------------------------------------------
     Version of UNIX          Hardware Chip-
     and .x releases          Set/Model and upward
                              compatible models
    -------------------------------------------------
    -------------------------------------------------
     Motorola SVR4.x          8810100 & 81100
    -------------------------------------------------
     AIX 3.2.5                R56000 RISC
    -------------------------------------------------
     AIX 4.1.x                Power-PC
    -------------------------------------------------
     DC-UX 3.x                Aviion 88000 & 81100
    -------------------------------------------------
     HP-UX 9.x                E,D,K range HP-RISC
    -------------------------------------------------
     HP-UX10.x                E,D,K range HP RISC
    -------------------------------------------------
     Unix Ware 2.x            Intel 486, Pentium
    -------------------------------------------------
     SCO OpenServers.x        Intel 486, Pentium
    -------------------------------------------------
     Solaris 2.5              Sun SPAC
    -------------------------------------------------

Windows NT Servers

Version of Windows NT         Hardware Chip-Set/Model and upward
                              compatible models

3.51                          Intel Pentium + successors

3.51                          Motorola PowerPC

                AMENDMENT NO.1 TO STRATEGIC PARTNER AGREEMENT

                                    BETWEEN

                         JAMES ANTHONY COMPUTING LTD.

                                      AND

                             SEQUOIA SYSTEMS, INC.

The Strategic Partner Agreement between James Anthony Computing Ltd. and Sequoia Systems, Inc. dated May 24, 1996 (the "Agreement") is, for valuable consideration, hereby amended as set forth herein.

1. Option (a), as specified in Clause 3 of Attachment Two to the Agreement, is deleted.

2. Option (b), as specified in Clause 3 of Attachment Two to the Agreement, is amended by deleting the first three sentences thereof and replacing them with the following: "On July 1, 1996, STRATEGIC PARTNER shall elect to pay JAC US dOLLARS One-hundred and seventy-five thousand ($175,000.oo) in advance Initial License Fees. Upon the execution of a binding agreement to sell the assets of its Sequoia Enterprise Systems business unit, STRATEGIC PARTNER shall either (i) pay JAC US Dollars Three-hundred and twenty-five thousand ($325,000.oo), as the balance of US Dollars Five-hundred thousand ($500,000.oo) in advance Initial License Fees for its fiscal year 1997 or
     (ii) terminate this Agreement without further obligation or liability to JAC hereunder save for any on-going support and maintenance fees that have accrued by the date of such termination. The validity of any remaining advance Initial Licenses then in STRATEGIC PARTNER'S possession shall not be affected by such termination. Upon the payment of the US Dollars Three-hundred and twenty-five thousand ($325,000.oo) referred to above, this Agreement shall continue in effect during the balance of its term provided that STRATEGIC PARTNER has attained sales by July 1, 1997 that, but for the advance payment referred to above, would have obligated STRATEGIC PARTNER to pay JAC a minimum of US Dollars Five-hundred thousand ($500,000) in advance Initial License Fees for its fiscal year 1997. if that level of sales has not been reached by July 1, 1997, JAC may terminate this

     Agreement by written notice; however, the validity of any remaining advance Initial Licenses then in STRATEGIC PARTNER'S possession shall not be affected by such termination.

3. JAC agrees that should STRATEGIC PARTNER sell or transfer, as a going business, those assets that comprise its Sequoia Enterprise Systems business unit, STRATEGIC PARTNER may in connection therewith assign its rights and obligations under this Agreement in their entirety to the buyer of such assets. The entity taking over such assets is subject to approval by JAC, which approval shall not be unreasonably withheld. Should JAC reasonably withhold such approval, STRATEGIC PARTNER may return any unsold Licenses and JAC will refund amounts paid for those Licenses.

4. Terms used in this Amendment shall be given the same meaning given them in the Agreement unless otherwise specified.

5. Except as expressly set forth herein, the terms and conditions of the Agreement and its Attachments remain unmodified and in full force and effect.

IN WITNESS WHEREOF the parties hereto have set their hands and seals as of the _________ day of _______1996

For and on BEHALF of JAC                For and on behalf of STRATEGIC PARTNER

by:____________________________         by: /s/ J. Michael Stewart
                                           -----------------------------------
       Clive A- Ketteridge                     J. Michael Stewart

Title  Managing Director                Title  President and CEO
     --------------------------              ----------------------------------

                                      -2-